UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor

Bethesda, MD 20814

(Address of principal executive offices, including zip code)

(301) 961-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On August 26, 2015, Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), entered into a Share Purchase Agreement (the “Purchase Agreement”) by and between the Registrant and certain stockholders (the “Sellers”) of R-Tech Ueno, a corporation organized under Japanese law (the “Target”). The Purchase Agreement provides for the Registrant to purchase from the Sellers an aggregate of 8,571,900 shares of the common stock of the Target (the “Seller Shares”) in exchange for cash consideration of 1,400 Japanese Yen (“JPY”) per share, which is equivalent to approximately $11.72 per share.

The Purchase Agreement contains customary representations, warranties and covenants made by the Registrant and the Sellers. Consummation of the sale and purchase of the Seller Shares is subject to customary closing conditions, including receipt of any required governmental or third party approvals and the absence of any liens or encumbrances on the Seller Shares, as well as conditions that (i) the Registrant shall have obtained debt financing sufficient to purchase the Seller Shares and fund the Tender Offer (as defined below), and (ii) that the Tender Offer (as defined below) shall have been completed with the Offeror (as defined below) acquiring more than fifty percent (50%) of the outstanding shares of common stock of the Target (calculated on a fully-diluted basis) held by persons other than the Sellers. The Registrant, on the one hand, and the Sellers, on the other hand, are entitled to terminate the Purchase Agreement if the Tender Offer (as defined below) (x) has not closed on or before the date that is ninety (90) business days following the date of the Purchase Agreement, or (y) is withdrawn. The Registrant intends to finance the purchase of the Seller Shares with debt financing (see Item 8.01 below) and cash on hand. The Purchase Agreement and the transactions contemplated in the Purchase Agreement have been unanimously approved by the Registrant’s board of directors.

Tender Offer and Strategic Alliance Agreement

In connection with the execution of the Purchase Agreement, on August 26, 2015, the Registrant announced its intention to launch, through its wholly-owned subsidiary, Sucampo Pharma LLC, a corporation organized under Japanese law (the “Offeror”), an all-cash tender offer (the “Tender Offer”) to acquire all of the outstanding shares of common stock of the Target (and options to acquire shares of Target common stock), other than the Seller Shares, in exchange for cash consideration of 1,900 JPY per share, which is equivalent to approximately $15.90 per share, for a total consideration of 33 billion JPY, or approximately $278 million. The Tender Offer will be conducted in Japan pursuant to a tender offer registration statement filed with the Kanto Local Finance Bureau in accordance with applicable Japanese law. The Tender Offer period will begin on August 27, and expire on October 13, thirty (30) business days following the launch, provided, however, that the Offeror will have the right to extend the Tender Offer period. Subject to the Tender Offer achieving a minimum acceptance threshold, receipt of certain regulatory approvals, and other conditions to the Tender Offer, the Offeror will consummate the purchase of the Target shares tendered into the Tender Offer and, following the consummation of purchase of the Seller Shares, the Registrant, the Offeror, and the Target will complete a “squeeze-out” transaction (the “Squeeze-out”) to acquire all remaining outstanding shares of Target common stock not acquired through the Tender Offer.

In connection with the Tender Offer, on August 26, 2015, the Offeror entered into a Strategic Alliance Agreement (the “Alliance Agreement”) by and between the Offeror and the Target. The Alliance Agreement sets forth the conditions to the obligation of the Offeror to commence the Tender Offer, including a condition that the Registrant shall have obtained debt financing sufficient to permit the Offeror to consummate the Tender Offer, the absence of a “material adverse effect” (as such term is defined in the Alliance Agreement) with respect to the Target, and the unanimous approval and public announcement by the Target’s board of directors of a statement of opinion in support of the Tender Offer and recommending that the holders of shares of the Target’s common stock (and options to acquire shares of Target common stock) tender their shares of common stock (and options) to the Offeror, with a recommendation by an independent committee of the Target’s board of directors, which statement shall not have been revoked; additionally, the Alliance Agreement specifies the limited circumstances under which the Offeror, in accordance with applicable Japanese law, will be permitted to withdraw the Tender Offer. The Alliance Agreement also sets forth the covenants of the Target to (i) support and cooperate with the Tender Offer and, upon commencement of the Tender Offer, to make an appropriate public notice and file the Target’s position statement with respect to the Tender Offer with the Kanto Local Finance Bureau, (ii) operate in the ordinary course of business during the period beginning on the date of the Alliance Agreement and ending on the date that the Squeeze-out is completed (such period, the “Restricted Period”), (iii) refrain from taking specified actions during the Restricted Period, and (iv) take specified actions to assist the Registrant in securing debt financing needed to consummate the Tender Offer. In addition to the foregoing, the Alliance Agreement contains customary representations, warranties and covenants made by the Offeror and the Target. The Alliance Agreement will terminate automatically if the Tender Offer is withdrawn or not successful due to a failure to obtain a minimum threshold of tendered shares of Target common stock, and the Offeror, on the one hand, or the Target, on the other hand, are permitted in limited circumstances to terminate the Alliance Agreement upon a breach of the agreement by the other party. The Offeror will finance the consummation of the Tender Offer with debt financing obtained by the Registrant and contributed to the Offeror and cash on hand. The Alliance Agreement has been unanimously approved by the board of directors of each of the Registrant and the Target.

Item 7.01. Regulation FD Disclosure.

On August 26, 2015, the Registrant issued a press release announcing the Purchase Agreement, the Tender Offer, and the Alliance Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

On August 26, 2015, the Registrant intends to hold a conference call to discuss the Purchase Agreement, the Tender Offer, and the Alliance Agreement. A copy of the presentation materials for this conference call is furnished as Exhibit 99.2 to this Current Report.

The foregoing information in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On August 26, 2015, in connection with the execution of the Purchase Agreement and the Alliance Agreement and in anticipation of the Tender Offer, the Registrant entered into a Commitment Letter (the “Commitment Letter”) by and between the Registrant and Jefferies Finance LLC (“Jefferies”), pursuant to which Jefferies has committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 6-year senior secured term loan facility in the aggregate principal amount of $250,000,000 (the “Facility” and the provision of such Facility as set forth in the Commitment Letter, the “Financing”). The Facility will be available to finance the purchase and sale of the Seller Shares, the Tender Offer, and the Squeeze-out (and to repay approximately $21 million of indebtedness of the Registrant owes to certain of its stockholders) and to pay fees and expenses related thereto to the extent that the Registrant and the Offeror do not finance such amounts through available cash on hand. The Registrant’s obligation to repay loans extended under the Facility would be secured by a first priority lien on substantially all of the assets of the Registrant and its domestic subsidiaries, subject to customary exceptions. Under the Commitment Letter, Jefferies’ obligation to provide the Financing is subject to the closing of the purchase of the Seller Shares under the Purchase Agreement, the closing of the Tender Offer, the acquisition by the Registrant and its subsidiaries of at least two thirds of the issued and outstanding capital stock of the Target, the absence, since December 31, 2014, of a “material adverse effect” (as such term is defined in the Commitment Letter) with respect to the Registrant, the Target and their subsidiaries taken as a whole, the truth and correctness of certain specified representations and other customary closing conditions. The Registrant’s board of directors has unanimously approved the Commitment Letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 26, 2015, “Sucampo Launches Tender Offer to Acquire R-Tech Ueno”

99.2	Presentation dated August 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

	By:	/s/ Matthias Alder
Date: August 26, 2015		Name: Matthias Alder Title: Executive Vice President, Business Development and Licensing, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 26, 2015, “Sucampo Launches Tender Offer to Acquire R-Tech Ueno”

99.2	Presentation dated August 26, 2015.